Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274760
PROSPECTUS SUPPLEMENT

(To Prospectus dated October 6, 2023)

Up to $31,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM, dated August 10, 2026 (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $31 million from time to time through Jefferies, acting as our sales agent.

Our common stock is listed on the New York Stock Exchange under the symbol “VATE.” On August 7, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $12.11 per share.

Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or any other existing trading market for our common stock. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually-agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate equal to three percent (3.0%) of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules, and as such, have elected to comply with reduced public company reporting requirements for this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest, including the risks and uncertainties described under the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is August 10, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, the terms “INNOVATE,” the “Company,” “we,” “us” and “our” refer to INNOVATE Corp., and its subsidiaries.

As permitted by the rules and regulations of the SEC, the registration statement of which the accompanying prospectus forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor Jefferies LLC (the “sales agent”) has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.

Market data and other statistical information incorporated by reference into this prospectus supplement or the accompanying prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which we derive from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information. We neither guarantee its accuracy nor undertake a duty to provide or update such data in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to those jurisdictions.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in the prospectus and this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our shares of common stock.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest, including the risks and uncertainties described under the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Company Overview

INNOVATE is a diversified holding company that has a portfolio of subsidiaries in a variety of operating segments. We seek to grow these businesses so that they can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. Our three operating platforms or reportable segments, based on management’s organization of the enterprise, are Infrastructure, Life Sciences and Spectrum, plus our Other segment, which includes businesses that do not meet the separately reportable segment thresholds.

Our principal operating subsidiaries include the following assets:

i.    DBM Global Inc. (“Infrastructure” or "DBMG"), a family of companies providing fully integrated structural and steel construction services;
ii.    Pansend Life Sciences, LLC (“Life Sciences” or "Pansend"), our subsidiary focused on supporting healthcare and biotechnology product development;
iii.    HC2 Broadcasting Holdings Inc. and its subsidiaries (“Spectrum” or "Broadcasting"), a strategic operator of Over-The-Air broadcasting stations across the United States including Puerto Rico; and
iv.    Other, which represents all other businesses or investments that do not meet the definition of a segment individually or in the aggregate.

As a result of milestone covenants in certain of the Company’s debt agreements we were required to commence sales processes for our Infrastructure and Spectrum segments. each of which has resulted in a definitive agreement.

On May 29, 2026, Spectrum entered into a definitive merger agreement with CONX Corp. and a related $105 million bridge loan facility, the consummation of which is subject to customary closing conditions, including regulatory approvals, as more fully described in our Current Report on Form 8-K filed on June 1, 2026 (the "Spectrum Merger").

On August 7, 2026, the Company entered into a Transaction Agreement (the “DBMG Transaction Agreement”) pursuant to which the Company will effectively sell its 91.21% interest in DBMG to IES Holdings, Inc., a Delaware corporation (the “Buyer”), through a merger of DBMG, the consummation of which is subject to customary closing conditions, including regulatory approvals, as more fully described in our Current Report on Form 8-K filed on August 10, 2026 (the “DBMG Sale”).

If consummated, the DBMG Sale and the Spectrum Merger would eliminate substantially all of our consolidated operating revenue, and our assets would consist largely of net proceeds of the DBMG Sale remaining after required payments of indebtedness (including sales of common stock received as a portion of the consideration), of which we expect there to be none, our minority interest in the entity surviving the Spectrum Merger, our remaining Life Sciences segment and limited remaining Other segment activities. The DBMG Sale and Spectrum Merger will, if completed, substantially reshape our business and, as a result, our past financial results will not be a reliable indicator of future performance and historical trends should not be unduly used to anticipate results or trends in future periods. Although our Board of Directors is evaluating various strategic alternatives with a goal to maximize stockholder value, we have not yet identified any particular acquisitions or investments or committed to making any such decision by a particular date. See the section titled “Risk Factors—Risks Related to Our Common Stock” beginning on page S-5 of this prospectus supplement for additional information.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

Our principal executive office is located at 295 Madison Ave., 12th Floor, New York, NY 10017, and our telephone number is (212) 235-2691. We maintain a website at https://INNOVATEcorp.com. The information on our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

The Offering
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $31 million.

Common stock to be outstanding immediately	Up to 16,201,733 shares, assuming sales of 2,559,867 shares of our common stock in this offering, at an assumed offering price of $12.11 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on August 7, 2026. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur following this offering.

Plan of Distribution
“At the market offering” that may be made from time to time through the sales agent, Jefferies. See the section titled “Plan of Distribution” on page S-14 of this prospectus supplement for additional information.

Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital and paying interest on our outstanding indebtedness. In addition, we may use a portion of the net proceeds to fund the repayment, refinancing, redemption or reduction of outstanding indebtedness. See the section titled “Use of Proceeds” on page S-12 of this prospectus supplement for additional information.

Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement titled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our common stock.

New York Stock Exchange symbol	“VATE”

The number of shares of our common stock to be outstanding after this offering set forth above is based on 13,641,866 shares of our common stock outstanding as of June 30, 2026, and excludes the following as of June 30, 2026:

•317,733 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $13.39 per share;
•6,125 shares of Series A-3 Preferred Stock, equal to 311,475 shares of our common stock on an as-converted basis;
•1,937 shares of Series A-4 Preferred Stock, equal to 67,673 shares of our common stock on an as-converted basis;
•1,323,315 shares of common stock issuable upon the conversion of our 9.5% convertible senior secured notes due 2027 (the “2027 Convertible Notes”);
•3,781 shares of common stock issuable upon conversion of our 7.50% convertible notes due 2026 (the “2026 Convertible Notes"); and
•897,895 shares of our common stock reserved for future issuance under Second Amended and Restated 2014 Omnibus Equity Award Plan (“Second A&R 2014 Plan”), as well as any automatic annual increases in the number of shares of common stock reserved for issuance under our Second A&R 2014 Plan.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or vesting of the outstanding options, restricted stock units and warrants or conversion of the convertible notes and preferred stock described above. To the extent that warrants or options are exercised, restricted stock units vest and settle, convertible notes or shares of preferred stock are converted, we issue new options or restricted stock units under our equity incentive plans, or we issue additional common stock or securities convertible into or exercisable for common stock in the future, there will be further dilution to investors participating in this offering.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, we are currently pursuing highly substantial asset dispositions, including the DBMG Sale and the Spectrum Merger, have made substantial changes to our debt arrangements and other liabilities and expect to make further changes. These ongoing actions will substantially alter our business, prospects, cash flow, results of operations and financial position going forward and all information contained herein, including information incorporated by reference, should be evaluated in light of these changes, and potential changes. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to Our Common Stock

If we fail to consummate sufficient asset sales, including the DBMG Sale, or the value of the consideration received is less than anticipated, we would be in violation of covenants under our indebtedness, would likely be unable to satisfy our debt service obligations and may be unable to continue as a going concern.

The indenture governing our 10.50% Senior Secured Notes due 2027 (the “2027 Senior Secured Notes” and such indenture, the “Senior Secured Notes Indenture”) required us to meet certain milestones with respect to strategic alternatives for our operating subsidiaries, including asset sales generating at least $150 million in net proceeds, to be applied to the 2027 Senior Secured Notes. In accordance with the requirements of that indenture, the Company entered into the DBMG Transaction Agreement with the Buyer.

If we are unable to consummate the DBMG Sale in a timely manner, we will be in violation of covenants under our 2027 Senior Secured Notes Indenture, which could trigger events of default and cross-defaults across our debt instruments, and could have a material adverse effect on our financial condition, results of operations, and our ability to continue as a going concern. Additionally, if the market price of the Buyer’s common stock to be received as a portion of the consideration for the DBMG Sale falls, the proceeds available to satisfy our obligations under our indebtedness may be reduced.

There can be no assurance that we will have the ability to consummate the DBMG Sale or be successful in any asset sales, additional capital raises, or the refinancing of our existing debt, on attractive terms, or at all nor any assurances that lenders will provide additional extensions, waivers or amendments in the event of future non-compliance with our debt covenants or other possible events of default. Further, there can be no assurance that we will be able to execute a reduction, extension, or refinancing of the debt, or that the terms of any replacement financing would be as favorable as the terms of the debt prior to the maturity dates. There can be no assurance that any of these plans will be successfully implemented or that they will mitigate the conditions that raise substantial doubt about our ability to continue as a going concern.

An investment in our common stock is highly speculative and could result in the loss of all or substantially all of an investor’s investment.

Our common stock involves an unusually high degree of risk in light of the substantial and ongoing changes to our business, capital structure and sources of liquidity and uncertainty as to our ability to continue as a going concern. If completed, the DBMG Sale and Spectrum Merger will eliminate substantially all of our consolidated operating revenue and our primary sources of subsidiary cash flow, and our remaining operations may not generate material revenue or sufficient cash to fund corporate expenses and service remaining obligations. We have substantial indebtedness and other obligations, including near-term maturities, mandatory redemption and prepayment obligations, potential change-of-control payments and preferred stock redemption obligations that we have not been able to satisfy. There is substantial doubt about our ability to continue as a going concern, and the transaction proceeds may be insufficient, unavailable when needed or substantially consumed by creditor claims, transaction costs and required payments before any value is available to common stockholders.

The value of our common stock will depend on highly uncertain matters, including our ability to consummate the DBMG Sale and Spectrum Merger, on anticipated terms and timing or at all, and our ability to realize sufficient proceeds from any sale of the Buyer’s common stock received as a portion of the consideration from the DBMG Sale, the amount and priority of claims against those proceeds, our ability to satisfy or restructure our obligations, the value and liquidity of our retained investments and our ability to identify and execute a viable strategy for our remaining business. Our historical results will not be indicative of our future performance, and we may be left with limited operations, limited liquidity and no reliable source of operating cash flow. Defaults, insolvency or a restructuring could result in substantial dilution, subordination or the complete loss of the interests of common stockholders.

The DBMG Sale and Spectrum Merger, if successful, will materially alter our business profile and may leave us with no material operations or sources of operating revenue, and upon their completion INNOVATE will lose its primary sources of consolidated cash flow, which would materially impair its ability to service its remaining obligations.

We are currently pursuing highly substantial asset dispositions, including the DBMG Sale and the Spectrum Merger. We have also made substantial changes to our debt arrangements and other liabilities and expect to make further changes. These ongoing actions will substantially alter our business, prospects, cash flow, results of operations and financial position going forward and all information contained herein, including information incorporated by reference, should be evaluated in light of these changes, and potential changes.

In particular, the anticipated Spectrum Merger and the DBMG Sale, if completed, would substantially reshape our business and, as a result, our past financial results will not be a reliable indicator of future performance and historical trends should not be unduly used to anticipate results or trends in future periods.

If consummated, the DBMG Sale and the Spectrum Merger would eliminate substantially all of our consolidated operating revenue, and our assets would consist largely of net proceeds of the DBMG Sale remaining after required payments of indebtedness (including sales of common stock received as a portion of the consideration), of which we expect there to be none, our minority interest in the entity surviving the Spectrum Merger, our remaining Life Sciences segment and limited remaining Other segment activities.

Following completion of the DBMG Sale and Spectrum Merger, if successful, our primary source of income is expected to be any dividends or distributions from our minority investments and interest earned on our marketable securities and cash and cash equivalents, as we pursue strategic opportunities. Although our Board of Directors is evaluating various strategic alternatives with a goal to maximize stockholder value, we have not yet identified any particular acquisitions or investments or committed to making any such decision by a particular date. We can provide no assurance that our Board of Directors and management will be able to attract the businesses we identify as viable for our objectives, due to competitive forces in the marketplace beyond our control, or consummate strategic transactions, including the acquisition of assets or a business, on terms and conditions that we believe will be in the best interests of the Company and its stockholders.

Our Infrastructure segment generated revenue of approximately $1,210.3 million for the year ended December 31, 2025 and $771.9 million for the six months ended June 30, 2026 and our Spectrum segment generated revenue of approximately $23.2 million for the year ended December 31, 2025 and $10.7 million for the six months ended June 30, 2026. Taken together, this represented substantially all of the Company's consolidated revenue for those periods. If the DBMG Sale and Spectrum Merger are consummated, the Company's remaining operations will consist primarily of Pansend and its Other segment, which together generated only a small fraction of consolidated revenue for the same period. As a result, our future financial results will differ materially from our historical results, and the Company may have no material operations and no material sources of operating revenue, which may negatively impact the value and liquidity of our common stock.

The loss of these operations will also eliminate the Company’s primary sources of subsidiary cash flow, materially impairing its ability to service its remaining obligations from operating income and increasing its dependence on the net proceeds from the sales and the performance of its remaining Life Sciences segment operations. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders, and to the extent the ability of the Company’s subsidiaries to distribute dividends or other payments to the Company could be limited in any way, our ability to grow, pursue business opportunities or make acquisitions that could be beneficial to our businesses, or otherwise fund and conduct our business could be materially limited. If the Company depends on distributions and loans from its subsidiaries to make payments on the Company’s debt, and if such subsidiaries were unable to distribute or loan money to the Company, the Company could default on its debt, which would permit the holders of such debt to accelerate the maturity of the debt, which may also accelerate the maturity of other debt of ours with cross-default or cross-acceleration provisions.

Our ability to sustain operations, fund ongoing corporate expenses, and service our remaining indebtedness following the sales will therefore be dependent upon the net proceeds received from the sales, the performance of our remaining operations, and our ability to identify and consummate future strategic transactions. Our future financial results will depend primarily on our remaining Pansend operations and Other segment, as well as any businesses we may acquire in the future, and any downturn in those remaining operations could have a material adverse effect on our financial condition, results of operations, and cash flows. There can be no guarantee that the DBMG Sale and Spectrum Merger will result in stronger long-term financial and operational results for our remaining business.

The DBMG Sale will trigger Change in Control provisions under the DBMG Credit Agreement (as defined below) and payment obligations under certain other instruments, and we may not have sufficient funds to satisfy those obligations.

Consummation of the DBMG Sale will constitute a Change in Control under the Amended and Restated Credit Agreement dated May 20, 2025 by and among DBMG, the lenders party thereto and UMB BANK, N.A. (the “DBMG Credit Agreement”), and, absent repayment, amendment or waiver, would constitute an Event of Default that could accelerate the obligations thereunder. We expect that the DBMG Credit Agreement obligations will be repaid or otherwise satisfied at or before closing, which will reduce the cash proceeds available to satisfy our corporate indebtedness and other obligations. Although the DBMG Sale is expressly excluded from the Change of Control provisions of the 2027 Senior Secured Notes Indenture and from the Business Combination Event provisions of the indenture governing our 2027 Convertible Notes (the “2027 Convertible Notes Indenture”), the transaction and receipt of its proceeds will result in or may give rise to other redemption or prepayment obligations under those and certain other instruments. These include repayment of the DBMG Credit Agreement obligations, permitted or required repayment of the Company’s revolving credit agreement with MSD PCOF Partners IX, LLC (the “Revolving Line of Credit”), the 2027 Senior Secured Notes and the 2027 Convertible Notes.

Pursuant to the July 31, 2026 supplemental indenture relating to the 2027 Senior Secured Notes, the DBMG Sale will not constitute an Asset Sale or a Change of Control under that indenture, but the net cash proceeds from the DBMG Sale, after any permitted repayment of revolving debt, must be applied to redeem the 2027 Senior Secured Notes within 15 days after receipt. In addition, the 2027 Convertible Notes Indenture requires that, after the indefeasible repayment and satisfaction in full in cash of all obligations under the 2027 Senior Secured Notes, the 2027 Senior Secured Notes Indenture and all other senior debt, we make an offer to purchase the 2027 Convertible Notes with the net cash proceeds from the DBMG Sale at a price in cash equal to 100% of the principal amount thereof (unless earlier redeemed), together with accrued and unpaid interest, if any, to the date of purchase, for settlement within 45 days of the DBMG Sale. The cash available to satisfy these obligations will depend on the final transaction consideration, closing adjustments, transaction expenses, amounts required to repay DBMG debt and the timing and value realized from any sale of the Buyer’s common stock received as consideration. Under the DBMG Transaction Agreement, the stock portion of the consideration for the DBMG Sale (the "DBMG Stock Consideration") will be subject to a lock-up period following closing of the DBMG Sale, which will expire upon the earlier to occur of 60 days after the closing date of the DBMG Sale and the date that the registration statement for the resale of the registration statement to register the resale by the Company of all shares received as Stock Consideration (the “DBMG Registration Statement”) is declared effective. The DBMG Transaction Agreement provides that Buyer will use its commercially reasonable efforts (i) if eligible for automatic effectiveness, to file the DBMG Registration Statement on an automatically effective basis promptly after it files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026 or (ii) otherwise to file the DBMG Registration Statement as promptly as practicable following the closing of the DBMG Sale. The cash portion of the proceeds that the Company receives from the DBMG Sale will not of itself be sufficient to repay the Company debt instruments that will come due, and the amount of proceeds received from any sale of the stock portion of the consideration for the DBMG Sale will depend upon market prices at the time of such sale. As a result, if the lock-up period described above has not expired by the time at which the Company is required to repay its debt instruments, the Company would need to secure financing to make those payments, or secure payment extensions, in order to apply funds from sale of the stock portion of the DBMG Sale consideration to repayment of those instruments. There can be no assurance that we will have sufficient cash to make all required payments when due. Additionally, the amount of proceeds received from any sale of the stock portion of the consideration for the DBMG Sale will depend upon market prices at the time of such sale.

If cash consideration for the DBMG Sale and other available funds are not sufficient or available when required, a shortfall could prevent or delay the closing of the DBMG Sale, result in defaults or cross-defaults, accelerate other obligations and further impair the Company’s ability to continue as a going concern. If we fail to consummate sufficient asset sales, including the DBMG Sale, or the value of the consideration received is less than anticipated, we would be in violation of covenants under our indebtedness (absent waivers), would likely be unable to satisfy our debt service obligations and may be unable to continue as a going concern.

Our stockholders will not receive any of the proceeds of the DBMG Sale or the Spectrum Merger.

The net cash proceeds from the DBMG Sale, if consummated, must be applied to repayment of the DBMG Credit Agreement obligations, permitted or required repayment of the Revolving Line of Credit, and redemption of the 2027 Senior Secured Notes. We anticipate applying any remaining proceeds from sale of the stock portion of the consideration for the DBMG Sale to redemption or mandatory repurchase obligations in respect of the 2027 Convertible Notes. As a result, our stockholders should not expect to receive a distribution of any of the proceeds of the DBMG Sale. We do not anticipate receiving any cash proceeds from the Spectrum Merger unless the CONX Affiliate (as defined below) exercises its option under the letter agreement dated as of May 29, 2026 by and among the Company, CONX Corp. and an affiliate of CONX Corp. (the “CONX Affiliate”), resulting in the sale to it of all or part of our remaining interest.

Indemnification obligations in connection with the DBMG Sale could result in unanticipated costs.

In connection with the probable sales of DBMG, we will be subject to indemnification obligations under the applicable sale agreements and related ancillary agreements. These indemnification obligations could result in unanticipated costs and could have a material adverse effect on our financial condition, results of operations, and cash flows. In addition, we remain liable for claims and expenses that may arise related to our business operations prior to the completion of the sales, and we may be subject to contingent liabilities related to the sales that could have a material adverse effect on our financial condition.

A default on our indebtedness or a decline in our market capitalization may impair our ability to file and have declared effective a Form S-3 and raise capital through registered equity offerings.

Our ability to file and have declared effective a Form S-3 for registered equity offerings requires, among other things, that we not have defaulted on any material installment of indebtedness for borrowed money since the end of the last fiscal year for which audited financial statements have been filed. A default—including as a result of a failure to consummate the DBMG Sale, a cross-default, or a missed payment—would disqualify us from filing and having declared effective a Form S-3 until audited financial statements covering the fiscal year in which the default occurred have been filed, regardless of any subsequent cure or waiver.

These constraints may materially limit our ability to raise equity capital through registered offerings, including any at-the-market program, at a time when we may need additional capital to fund operations, service remaining indebtedness, and pursue strategic alternatives, and if we are unable to file and have declared effective a Form S-3, we may be required to use the more costly and time-consuming Form S-1 or rely on exempt offerings that may not generate sufficient proceeds or may be available only on less favorable terms.

The unaudited pro forma financial information reflecting the effect of the Spectrum Merger and the DBMG Sale may not be indicative of our financial condition or results of operations following such transactions.

As of the date of this filing, the Spectrum Merger and the DBMG Sale have not been completed. There can be no assurance that the required regulatory approvals will be obtained or that either the Spectrum Merger or the DBMG Sale will be completed on the terms described herein, or at all. The pro forma financial information we have included in our Current Report on Form 8-K filed on August 10, 2026 is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the Spectrum Merger and the DBMG Sale been completed as of the dates indicated or of our financial position or results of operations that we will experience following the Spectrum Merger and DBMG Sale, if successfully completed. The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the Spectrum Merger and DBMG Sale as if they had occurred on the dates assumed solely for purposes of the presentation. The pro forma financial information is based on historical financial statements and a number of assumptions and estimates, including assumptions regarding the accounting for the Spectrum Merger and DBMG Sale and related adjustments. Because the Spectrum Merger and DBMG Sale involve a substantial portion of our business, our future operations may differ materially from those reflected in the pro forma financial information. Accordingly, investors should not place undue reliance on the unaudited pro forma financial information when evaluating our future prospects.

We expect to become classified as a transient investment company.

Under the Investment Company Act of 1940, as amended (the “ICA”), a company may be deemed an investment company under Section 3(a)(1)(C) of the ICA if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

To comply with milestone covenants under certain of our debt agreements, we initiated sales processes for DBMG and Spectrum and have been actively assessing a range of potential options in order to optimize the Company’s operational and financial position. Following completion of the DBMG Sale and Spectrum Merger, if successful, we expect that the investment securities we hold, including our minority interest in the entity surviving the Spectrum Merger, could exceed 40% of our total assets, exclusive of government securities and cash items, on an unconsolidated basis, and, accordingly, we expect to become an inadvertent investment company.

An inadvertent investment company is not subject to the registration obligations under the ICA if it can qualify for one of the exclusions under the ICA. One such exclusion, Rule 3a-2 under the ICA, allows a “transient investment company” a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis, provided certain conditions are met.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit on investment securities, on an unconsolidated basis, for at least three years after we cease being a transient investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings.

Unless an exemption such as that provided by Rule 3a-2 is available, classification as an investment company under the ICA requires registration with the SEC. If an investment company fails to register or qualify for an exemption, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and could require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, if we became an investment company and failed to qualify for transient investment company status, or to exit such status within the one year period provided by Rule 3a-2, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the ICA regime. The cost of such compliance would result in our incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on our ability to conduct our operations.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively. In addition, our significant indebtedness and mandatory asset disposition obligations may require us to use offering proceeds primarily for debt service and covenant compliance rather than for growth initiatives.

Our management will have broad discretion in the application of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and could spend the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments.

As of June 30, 2026, our total consolidated principal amount of outstanding debt was $732.2 million, including debt related to our Spectrum segment which is held for sale. This substantial indebtedness may require us to dedicate a significant portion of our cash resources, including any net proceeds from this offering, to service our debt obligations rather than to invest in the growth of our business. Our debt agreements include milestone and other covenants that have required us to initiate sales processes for the Infrastructure and Spectrum segments. On May 29, 2026, Spectrum entered into a definitive merger agreement with CONX Corp. and a related $105 million bridge loan facility, the consummation of which is subject to customary closing conditions, including regulatory approvals, as more fully described in our Current Report on Form 8-K filed on June 1, 2026. On August 7, 2026, the Company and the Buyer entered into the DBMG Transaction Agreement pursuant to which DBMG will become a wholly owned subsidiary of the Buyer, the consummation of which is subject to customary closing conditions, including regulatory approvals, as more fully described in our Current Report on Form 8-K filed on August 10, 2026. If we are not able to consummate these transactions or the proceeds from these transactions are insufficient to satisfy our debt obligations, we may need to apply some or all of the net proceeds from this offering to make principal or interest payments, satisfy covenant requirements or cure defaults under our debt agreements.

You may experience immediate dilution as a result of purchasing shares in this offering and may experience future dilution if we issue additional equity or convertible debt securities in the future.

To the extent the offering price per share exceeds our net tangible book value per share of common stock, purchasers in this offering will suffer immediate dilution in their investment. As of June 30, 2026, our net tangible book value per share was $(37.32) per share. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,559,867 shares of our common stock are sold at a price of $12.11 per share, the last reported sale price of our common stock on the New York Stock Exchange on August 7, 2026, for aggregate gross proceeds of $31.0 million, resulting in proceeds after deducting offering commissions and estimated offering expenses payable by us of $29.2 million, you would experience immediate dilution of $41.73 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering and the assumed offering price. In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. In addition, the issuance of common stock or securities convertible into or exercisable or exchangeable for common stock at a price below the then-applicable conversion price of all or a portion of our outstanding preferred stock may trigger an adjustment to the price at which such preferred stock converts into our common stock, which could result in the issuance of additional shares of common stock upon conversion of such preferred stock and further dilute investors in this offering. Issuances of additional shares of common stock or preferred stock also entitle our existing holders of preferred stock to purchase a portion of such issuance to maintain their ownership percentage, subject to certain exceptions, potentially increasing the amount of dilution resulting from any such issuance. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, and conversion or exercise of our existing equity-linked instruments, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock or securities convertible into or exercisable for our common stock (including potential sales of common stock pursuant to this prospectus supplement). Further, we will issue additional shares of our common stock to the extent that our outstanding or future warrants or options are exercised, restricted stock units vest and settle, or convertible notes or shares of convertible preferred stock are converted. We cannot predict the effect that such future sales or issuances would have on the market price of our common stock.

The market price and trading volume of our stock have been, and may in the future be, highly volatile.

The market price and trading volume of our common stock have been, and may in the future be, highly volatile, and could be subject to fluctuations in response to a number of factors beyond our control, including:

•actual or anticipated fluctuations in our results of operations and the performance of our competitors;
•reaction of the market to developments related to our pending asset sale processes, financing arrangements or any future dispositions, acquisitions or investments;
•the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•changes in general economic conditions; and
•actions of our equity investors, including sales of our common stock by significant stockholders.

It is not possible to predict the number of shares we will issue under the Sales Agreement or the aggregate proceeds resulting from such sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sales Agreement. The number of shares that are sold through Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate number of shares that will be sold or the gross proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can often be identified by the use of forward-looking language such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Factors that could cause actual results, events and developments to differ include, without limitation: developments affecting the success, terms or timing of our pending asset sale processes and any future dispositions; developments involving our financing arrangements, including our ability to make required principal and interest payments, comply with covenants, and avoid defaults; our ability to generate sufficient cash flows, obtain additional financing and execute our business plan; our ability to successfully reposition our business following our asset dispositions, including our ability to identify, finance, consummate and integrate suitable future acquisition opportunities and realize any anticipated benefits, efficiencies, cost savings, income, margins, growth, economies of scale or future economic performance from such transactions; capital market conditions; litigation; potential and contingent liabilities; management’s plans; and changes in regulations and taxes.

Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. These forward-looking statements inherently are not guarantees of performance and results, and you are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $31 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of common stock under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and paying interest on our outstanding indebtedness. In addition, we may use a portion of the net proceeds to fund the repayment, refinancing, redemption or reduction of outstanding indebtedness. For further information on our outstanding indebtedness, see “Notes to Condensed Consolidated Financial Statements – Note 12. Debt Obligations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (together with any material changes thereto contained in documents subsequently filed with the SEC and incorporated by reference herein).

We have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering may vary significantly depending on numerous factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering for its business use. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

Dilution is the amount by which the price paid by the purchasers of the shares of common stock sold in the offering exceeds the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our historical net tangible book value as of June 30, 2026, was $(509.1) million, or $(37.32) per share.

After giving effect to the issuance and sale of 2,559,867 shares of common stock in this offering based on an assumed public offering price of $12.11 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on August 7, 2026, after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been $(479.9) million, or $(29.62) per share. This represents an immediate increase in as adjusted net tangible book value of $7.70 per share to our existing stockholders and immediate dilution of $41.73 per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$12.11
Historical net tangible book value per share as of June 30, 2026	$(37.32)
Increase per share attributable to this offering	$7.70
As adjusted net tangible book value per share after giving effect to this offering		$(29.62)
Dilution in adjusted net tangible book value per share to new investors		$41.73

The table above assumes for illustrative purposes that an aggregate of 2,559,867 shares of our common stock are sold during the term of the Sales Agreement at a price of $12.11 per share, the last reported sale price of our common stock on the New York Stock Exchange on August 7, 2026, for aggregate gross proceeds of $31.0 million, resulting in proceeds after deducting offering commissions and estimated offering expenses payable by us of $29.2 million. The shares subject to the Sales Agreement with Jefferies are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.11 per share shown in the table above, assuming all of our common stock in the aggregate amount of $31.0 million during the term of the Sales Agreement with Jefferies is sold at that price, would increase our adjusted net tangible book value per share after the offering to $(29.98) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $43.09 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.11 per share shown in the table above, assuming all of our common stock in the aggregate amount of $31.0 million during the term of the Sales Agreement with Jefferies is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $(29.20) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $40.31 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock to be outstanding after this offering set forth above is based on 13,641,866 shares of our common stock outstanding as of June 30, 2026, and excludes the following as of June 30, 2026:

•317,733 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $13.39 per share;
•6,125 shares of Series A-3 Preferred Stock, equal to 311,475 shares of our common stock on an as-converted basis;
•1,937 shares of Series A-4 Preferred Stock, equal to 67,673 shares of our common stock on an as-converted basis;
•1,323,315 shares of common stock issuable upon the conversion of our 9.5% convertible senior secured notes due 2027 (the “2027 Convertible Notes”);
•3,781 shares of common stock issuable upon conversion of our 7.50% convertible notes due 2026 (the “2026 Convertible Notes”); and
•897,895 shares of our common stock reserved for future issuance under Second Amended and Restated 2014 Omnibus Equity Award Plan (“Second A&R 2014 Plan”), as well as any automatic annual increases in the number of shares of common stock reserved for issuance under our Second A&R 2014 Plan.
To the extent that warrants or options are exercised, restricted stock units vest and settle, convertible notes or shares of preferred stock are converted, we issue new options or restricted stock units under our equity incentive plans, or we issue additional common stock or securities convertible into or exercisable for common stock in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as sales agent. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $31 million. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be issued or the issuance amount, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission rate equal to three percent (3.0%) of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon the issuance of the first placement notice, in an amount not to exceed $125,000, in addition to certain ongoing disbursements of its legal counsel unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $0.7 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the New York Stock Exchange on the trading day following each trading day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a current report on Form 8-K under the Exchange Act and is incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, New York, New York has passed upon the validity of the common stock offered by this prospectus supplement. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Innovate Corp. (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus Supplement and in the accompanying Prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•    our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

•    the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2026;

•    our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026;

•    our Current Reports on Form 8-K filed with the SEC on February 2, 2026, February 10, 2026, March 31, 2026, April 6, 2026, June 1, 2026, July 8, 2026, August 3, 2026 and August 10, 2026; and

•    the description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC on May 11, 2017 and April 3, 2023, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

INNOVATE Corp.
295 Madison Avenue, 12th Floor
New York, New York 10017
(212) 235-2691

Filed Pursuant to Rule 424(b)(5) Registration No. 333-274760
PROSPECTUS

INNOVATE CORP.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately:

•shares of our common stock;
•shares of our preferred stock, which may be issued in one or more series;
•depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;
•warrants to purchase shares of our common stock, shares of our preferred stock;
•subscription rights to purchase shares of our common stock, shares of our preferred stock;
•purchase contracts to purchase shares of our common stock, shares of our preferred stock; and
•purchase units, each representing ownership of a purchase contract, preferred securities, including U.S. treasury securities, or
•any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling security holders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “VATE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Our business and investment in our securities involve significant risks. See “Risk Factors” on page 6 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “INNOVATE,” the “Company,” “we,” “our” and “us” refer to INNOVATE Corp. and its consolidated subsidiaries, except otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•    our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023;

•    the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, from our definitive proxy statement on Schedule 14A, filed with the SEC on May 1, 2023;

•    our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 10, 2023 and August 9, 2023;

•    our Current Reports on Form 8-K, filed with the SEC on March 7, 2023, April 3, 2023, April 25, 2023, May 2, 2023, June 15, 2023, July 24, 2023, July 25, 2023, and September 21, 2023;

•    the description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC on May 11, 2017 and April 3, 2023, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

INNOVATE Corp.
222 Lakeview Avenue, Suite 1660
West Palm Beach, FL 33401
(212) 235-2691

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can often be identified by the use of forward-looking language such as "if," "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "opportunity," "goal," "objective," "growth," "outcome," "could," "expect," "intend," "plan," "strategy," "provide," "commitment," "result," "seek," "pursue," "ongoing," "include" or in the negative of such terms or comparable terminology. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Factors that could cause actual results, events and developments to differ include, without limitation: the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our and our subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with us or the applicable subsidiary of us, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes.

Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. These forward-looking statements inherently are not guarantees of performance and results, and you are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY

We are a diversified holding company with principal operations conducted through three operating platforms or reportable segments: Infrastructure, Life Sciences, Spectrum, and Other, which includes businesses that do not meet the separately reportable segment thresholds.

Infrastructure Segment (DBMG)

Our Infrastructure segment is comprised of DBM Global Inc. ("DBMG") and its wholly-owned subsidiaries. DBMG is a fully integrated industrial construction, structural steel and facility maintenance provider that provides fabrication and erection of structural steel and heavy steel plate services and also fabricates trusses and girders and specializes in the fabrication and erection of large-diameter water pipe and water storage tanks, as well as 3-D Building Information Modeling (“BIM”) and detailing. DBMG provides these services on commercial, industrial, and infrastructure construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas and stadiums, shopping malls, hospitals, dams, bridges, mines, metal processing, refineries, pulp and paper mills and power plants. Through GrayWolf Industrial Inc. ("GrayWolf"), DBMG provides integrated solutions for digital engineering, modeling and detailing, construction, heavy equipment installation and facility services including maintenance, repair, and installation to a diverse range of end markets. Through Aitken Manufacturing, Inc., DBMG manufactures pollution control scrubbers, tunnel liners, pressure vessels, strainers, filters, separators and a variety of customized products. Through Banker Steel Holdco, LLC ("Banker Steel"), DBMG provides full-service fabricated structural steel and erection services primarily for the East Coast and Southeast commercial and industrial construction market, in addition to full design-assist services. The Company maintains an approximately 91% controlling interest in DBMG.

Life Sciences Segment (Pansend Life Sciences, LLC)

Our Life Sciences segment is comprised of Pansend Life Sciences, LLC ("Pansend"), its subsidiaries and equity method investments. Pansend maintains controlling interests of approximately 80% in Genovel Orthopedics, Inc. ("Genovel"), which seeks to develop products to treat early osteoarthritis of the knee and approximately 57% in R2 Technologies, Inc. ("R2"), which develops aesthetic and medical technologies for the skin. Pansend also invests in other early stage or developmental stage healthcare companies including an approximately 46% interest in MediBeacon Inc. ("MediBeacon"), a medical technology company specializing in the advances of fluorescent tracer agents and transdermal measurement, potentially enabling real-time, direct monitoring of kidney function, and an approximately 26% interest in Triple Ring Technologies, Inc. ("Triple Ring"), a science and technology co-development company.

Spectrum Segment (HC2 Broadcasting Holdings Inc.)

Our Spectrum segment is comprised of HC2 Broadcasting Holdings Inc. ("Broadcasting") and its subsidiaries. Broadcasting strategically acquired and operates over-the-air broadcasting stations across the United States. The Company maintains a 98% controlling interest in Broadcasting and maintains a controlling interest of approximately 77%, inclusive of approximately 10% proxy and voting rights from minority holders of DTV America Corporation ("DTV"). On a fully diluted basis, the Company would have an approximately 86% controlling interest in Broadcasting.

Other Segment

Our Other segment represents all other businesses or investments that do not meet the definition of a segment individually or in the aggregate. Included in the Other segment is TIC Holdco, Inc. ("TIC"), which is developing a multi-purpose cultural and performing arts space in Palm Beach, Florida, the former Marine Services segment, which includes its holding company, Global Marine Holdings, LLC ("GMH"), in which the Company maintains approximately 73% controlling interest. GMH's results include its subsidiary's prior 19% equity method investment in HMN International Co., Ltd., formerly known as Huawei Marine Networks Co. (“HMN”), until sold March 6, 2023.

Corporate Information

Our principal executive office is located at 222 Lakeview Avenue, Suite 1660, West Palm Beach, Florida 33401, and our telephone number is (212) 235-2691. We maintain a website at https://INNOVATEcorp.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness and possible business acquisitions. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depository shares, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Second Amended Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Fourth Amended and Restated By-Laws, as amended (the “By-Laws”), and the Tax Benefits Preservation Plan (the “Preservation Plan”), dated as of April 1, 2023. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation, By-Laws, and Preservation Plan, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “INNOVATE,” the “Company”, “we,” “our” and “us” refer to INNOVATE Corp., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 160,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Voting. The holders of the common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of the common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by the board of directors out of the assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the common stock would be entitled to share ratably in the assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences, such as those discussed below with respect to the preferred stock. In either such case, we must pay the applicable distribution to the holders of the preferred stock before we may pay distributions to the holders of the common stock.

Conversion, Redemption and Preemptive Rights. Holders of the common stock have no conversion, redemption, preemptive, subscription or similar rights. There are no sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Certificate of Incorporation, the board of directors of the Company is authorized, subject to limitations prescribed by law and any consent rights granted to holders of outstanding shares of preferred stock, to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series. The board of directors has discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of the preferred stock. The terms and conditions of any issued preferred stock could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common stock or otherwise be in their best interest.

Of the 20,000,000 shares of preferred stock authorized for issuance under our Certificate of Incorporation, 6,125 shares are classified as Series A-3 Convertible Participating Preferred Stock (the “Series A-3 Preferred Stock”) and 10,000 shares are classified as Series A-4 Convertible Participating Preferred Stock (the “Series A-4 Preferred Stock” and, together with the Series A-3 Preferred Stock, the “Preferred Stock”).

On April 1, 2023, the Company entered into the Preservation Plan with Computershare Trust Company, N.A., as rights agent, and the Board of the Company declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on April 10, 2023. Each Right is governed by the terms of the Plan and entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series B Preferred Stock, par value $0.001 per share, at a purchase price of $15.00 per Unit, subject to adjustment (the “Purchase Price”). The Company previously entered into a Tax Benefits Preservation Plan on August 30, 2021 (the “Prior Plan”), in order to help protect the Company’s ability to use its tax net operating losses and certain other tax assets (“Tax Benefits”) by deterring an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Code”). The Prior Plan expired pursuant to its terms on March 31, 2023. Accordingly, the Preservation Plan is intended to help continue to preserve the Tax Benefits.

Series A-3 and Series A-4 Preferred Stock

We originally designated Series A Preferred Stock pursuant to a Certificate of Designation of Series A Convertible Participating Preferred Stock adopted on May 29, 2014 (the “Series A Certificate”). On September 22, 2014, we amended and restated the Series A Certificate. In connection with the issuance of the Series A-2 Preferred Stock on January 5, 2015, we adopted the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Certificate”) and also amended and restated the Series A Certificate. On August 10, 2015, we adopted certain Certificates of Correction of the Certificates of Amendment to the Certificates of Designation of the Series A Certificate and the Series A-2 Certificate. The Series A Certificate and the Series A-2 Certificate together, as amended, are referred to as the “Certificates of Designation.”

On May 29, 2021, pursuant to the Certificate of Designation, holders of the Series A and A-2 Preferred Stock caused the Company to redeem the Series A and A-2 Preferred Stock at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of Series A and A-2 Preferred Stock), of which $10.4 million was paid in cash to holders of the Series A and A-2 Preferred Stock. Each share of Series A and A-2 Preferred Stock that was not so redeemed was automatically converted into shares of common stock at the conversion price then in effect, of which 50,410 shares of the Company's common stock were issued in lieu of cash to holders of the Series A Preferred Stock. In connection with the Stock Purchase Agreement, Continental Insurance Group ("CIG"), formerly a wholly owned subsidiary of the Company, entered into a letter agreement with the Company to not redeem at maturity or seek redemption of 6,125 shares of the Company's Series A and 10,000 shares of the Company's Series A-2 Preferred Stock.

On July 1, 2021 (the "Exchange Date") as a part of the sale of CIG, INNOVATE entered into an exchange agreement (the "Exchange Agreement") with Continental General Insurance Company ("CGIC"), also a former subsidiary, which held the remaining shares of the Series A and Series A-2 Preferred Stock and was eliminated in consolidation prior to the sale of the Company’s former Insurance segment on July 1, 2021. Per the Exchange Agreement, the Company exchanged 6,125 shares of the Series A and 10,000 shares of the Series A-2 shares that CGIC held for an equivalent number of Series A-3 Convertible Participating Preferred Stock ("Series A-3") and Series A-4 Convertible Participating Preferred Stock ("Series A-4"), respectively. The terms remained substantially the same, except that the Series A-3 and Series A-4 will mature on July 1, 2026. A cash payment of $0.3 million was made as a part of the exchange for accrued and unpaid dividends on the Series A and Series A-2 being exchanged.

Upon issuance of the Series A-3 and Series A-4 Preferred Stock on July 1, 2021, the Series A-3 and Series A-4 have been classified as temporary equity in the Company's Condensed Consolidated Balance Sheet with a combined redemption value of $16.1 million with a current fair value as of June 30, 2023 of $17.0 million.

The following summary of the terms of the Preferred Stock is qualified in its entirety by the complete terms of the Certificates of Designation.

Dividends. The Series A-3 and Series A-4 Preferred Stock accrue a cumulative quarterly cash dividend at an annualized rate of 7.50%. The accrued values of the Series A-3 and Series A-4 Preferred Stock accrete quarterly at an annualized rate of 4.00% that is reduced to 2.00% or 0.0% if the Company achieves specified rates of growth measured by increases in its net asset value; provided, that the accreting dividend rate will be 7.25% in the event that (A) the daily volume weighted average price ("VWAP") of the Company's common stock is less than a certain threshold amount, (B) the Company's common stock is not registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, (C) the Company's common stock is not listed on certain national securities exchanges or the Company is delinquent in the payment of any cash dividends. The

Series A-3 and Series A-4 Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of Company's common stock on an as-converted basis.

Subsequent Measurement. The Company has elected to account for the Series A-3 and Series A-4 Preferred Stock by immediately recognizing changes in the redemption value as they occur. The carrying value of the Series A-3 and Series A-4 Preferred Stock are adjusted to equal what the redemption amount would be as if the redemption were to occur at the end of the reporting period as if it were also the redemption date for the Series A-3 and Series A-4 Preferred Stock. Any cash dividends paid directly reduce the carrying value of the Series A-3 and Series A-4 Preferred Stock until the carrying value equals the redemption value. The Company has a history of paying dividends on its preferred stock and expects to continue to pay such dividends each quarter.

Optional Conversion. Each share of Series A-3 and Series A-4 may be converted by the holder into shares of the Company's common stock at any time based on the then-applicable Conversion Price. Each share of Series A-3 is initially convertible at a conversion price of $4.25 (as it may be adjusted from time to time, the "Series A-3 Conversion Price"), and each share of Series A-4 is initially convertible at a conversion price of $8.25 (as it may be adjusted from time to time, the "Series A-4 Conversion Price") (“collectively the “Conversion Prices”). The Conversion Prices are subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, mergers, recapitalizations and similar events, as well as in connection with issuances of equity or equity-linked or other comparable securities by the Company at a price per share (or with a conversion or exercise price or effective issue price) that is below the Conversion Prices’ (which adjustment shall be made on a weighted average basis). Actual conversion prices at the time of the exchange were $3.52 for the Series A and $5.33 for the Series A-2.

Redemption by the Holders / Automatic Conversion. On July 1, 2026, holders of the Series A-3 and Series A-4 shall be entitled to cause the Company to redeem the Series A-3 and Series A-4 at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of Series A-3 and Series A-4). Each share of Series A-3 and Series A-4 that is not so redeemed will be automatically converted into shares of the Company's common stock at the Conversion Price then in effect.

Upon a change of control (as defined in each Certificate of Designation) holders of the Series A-3 and Series A-4 shall be entitled to cause the Company to redeem their shares of Series A-3 and Series A-4 at a price per share of Series A-3 and Series A-4 equal to the greater of (i) the accrued value of the Series A-3 and Series A-4, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Series A-3 and Series A-4 Preferred Stock), and (ii) the value that would be received if the share of Series A-3 and Series A-4 were converted into shares of the Company's common stock immediately prior to the change of control.

Redemption by the Company/Company Call Option. At any time after the third anniversary of the Original Issue Date, May 29, 2014, the Company may redeem the Series A-3/Series A-4, in whole but not in part, at a price per share generally equal to 150% of the accrued value per share, plus accrued but unpaid dividends (to the extent not included in the accrued value of the Series A-3/Series A-4), subject to the holder's right to convert prior to such redemption.

Forced Conversion. The Company may force conversion of the Series A-3 and Series A-4 into shares of the Company's common stock if the common stock's thirty-day VWAP exceeds 150% of the then-applicable Conversion Price and the Common Stock’s daily VWAP exceeds 150% of the then-applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty-day VWAP. In the event of a forced conversion, the holders of Series A-3 and Series A-4 will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the Company's common stock are not achieved.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), the holders of Series A-3 and Series A-4 will be entitled to receive per share the greater of (i) the accrued value of the Series A-3 and Series A-4, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Series A-3 and Series A-4), and (ii) the value that would be received if the share of Series A-3 and Series A-4 were converted into shares of the Company's common stock immediately prior to such occurrence. The Series A-3 and Series A-4 will rank junior to any existing or future indebtedness but senior to the Company's common stock and any future equity securities other than any future senior or pari passu preferred stock issued in compliance with each Certificate of Designation. The Series A-3 Preferred Stock and the Series A-4 Preferred Stock rank at parity.

Voting Rights. Except as required by applicable law, the holders of the shares of the Series A-3 and Series A-4 will be entitled to vote on an as-converted basis with the holders of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock (on an as-converted basis), as applicable, and the holders of the Company’s common stock on all matters submitted to a vote of the holders of the Company's common stock with the holders of Series A-3 Preferred Stock and Series A-4 Preferred Stock on certain matters, and separately as a class on certain limited matters.

Consent Rights.  For so long as any of the Series A-3 and Series A-4 is outstanding, consent of the holders of shares representing at least 75% of certain of the Series A-3 and Series A-4 then outstanding is required for certain material actions.

Participation Rights. Pursuant to the securities purchase agreements entered into with the initial purchasers of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock, subject to meeting certain ownership thresholds, certain purchasers of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock are entitled to participate, on a pro-rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by the Company. In addition, subject to meeting certain ownership thresholds, certain initial purchasers of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock will be entitled to participate in issuances of preferred securities and in debt transactions of the Company.

As of June 30, 2023, Series A-3 Preferred Stock and Series A-4 Preferred Stock were convertible into 1,740,700 and 1,875,533 shares, respectively, of INNOVATE's common stock.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

Our certificate of incorporation expressly provides that the Company shall not be governed by Section 203 of the DGCL, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “VATE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•the offering price;

•the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•the number of warrants offered;

•the exercise price and the amount of securities you will receive upon exercise;

•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•the rights, if any, we have to redeem the warrants;

•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•the name of the warrant agent; and

•any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, or shares of our preferred stock. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•the price, if any, for the subscription rights;

•the number and terms of each share of common stock or preferred stock which may be purchased per each subscription right;

•the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•the extent to which the subscription rights are transferable;

•any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our preferred securities of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling security holders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

• directly to one or more purchasers;

• through agents;

• to or through underwriters, brokers or dealers; or

• through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

• a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

• purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

• ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

• privately negotiated transactions;

• settlement of short sales;

• transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

• an exchange distribution in accordance with the rules of the applicable exchange; or

• a combination of any such methods of sale.

We may also enter into hedging transactions. For example, we may:

• enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

• sell securities short and redeliver such shares to close out our short positions;

• enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of common stock under this prospectus; or loan or pledge shares of common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

• the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

• the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

• any delayed delivery arrangements;

• any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

• any discounts or concessions allowed or reallowed or paid to dealers; and

• any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

• at a fixed price or prices, which may be changed;

• at market prices prevailing at the time of sale;

• at prices related to the prevailing market prices; or

• at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than shares of our common stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of shares of common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the shares of common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Certain legal matters will be passed upon us by Woods Oviatt Gilman LLP. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Innovate Corp. (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Up to $31,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

August 10, 2026